2012 JUN -1 PM 3:33
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Rainbow Coral Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000066914

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:** ______________________________
(Principal office address MUST BE A STREET ADDRESS) ______________________________

____

C. **Enter new mailing address, if applicable:** ______________________________
(Mailing address MAY BE A POST OFFICE BOX) ______________________________

____

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent: ______________________________

New Registered Office Address: ______________________________
(Florida street address)

______________________________, Florida______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

See attached

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

see attached

The date of each amendment(s) adoption: June 1, 2012
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated June 1, 2012

Signature ______________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Patrick Brown
(Typed or printed name of person signing)

President and CEO
(Title of person signing)

STATE OF FLORIDA CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Laws of the State of Florida does hereby certify:

FIRST: That at a meeting of the Board of Directors of Rainbow Coral Corporation, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of a majority of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article numbered "IV" so that, as amended, all previous language to this Article shall be deleted and the entire Article shall read as follows:

ARTICLE IV, CAPITAL STOCK: The total number of shares of capital stock that the Corporation has the authority to issue is One Hundred Million (100,000,000). The total number of shares of common stock that the Corporation has the authority to issue is One Hundred Million (100,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($ .0001) for an aggregate par value of Ten Thousand Dollars ($10,000.00).

The outstanding shares of common stock, $.0001 par value of the Corporation shall be combined on the basis that 20 existing shares of common stock shall become one (1) new share of common stock without changing the par value of the shares of the Corporation (the "Reverse Split"). To the extent a stockholder holds a number of existing shares of common stock immediately prior to the filing and recording of this Amendment that is not divisible by 20, such stockholder shall be entitled to receive, in lieu of recovering a fractional share, that number of shares determined by rounding up such fractional interest to the nearest whole number. No fractional shares shall be issued.

Post Split Authorized Shares: The post-split-adjusted authorized common shares shall equal One Hundred Million (100,000,000).

Effective Date: The 'Effective Date' shall be the first date permitted or determined by the Financial Industry Regulatory Agency (FINRA) as the effective date of such reverse stock split, subject to the prior filing and recording of this Amendment in the Office of the Secretary of State of the state of Florida.

SECOND: That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 607.10025 and 607.1003 of the Business Organizations of Corporation Statutes of the state of Florida at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.